Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (this “Agreement”) agrees that the statement on Schedule 13G with respect to the Common Stock, par value $0.01 issued by Diametrics Medical, Inc., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.

                         IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed on April 30, 2004.

R.A. INVESTMENT GROUP, an Illinois general partnership

By:	R.A. Trust #25, a partner

By:	/s/ Marshall E. Eisenberg

Marshall E. Eisenberg, not individually, but solely as Co-Trustee of the above trust

BAY INVESTMENT GROUP, L.L.C., a Delaware limited liability company

By:	R.A. Investment Group, an Illinois general partnership, a member

By:	R.A. Trust #25, a partner

By:	/s/ Marshall E. Eisenberg

Marshall E. Eisenberg, not individually, but solely as Co-Trustee of the above trust

BCC AMALGAMATED, L.L.C., a Delaware limited liability company

By:	Bay Investment Group, L.L.C., a Delaware limited liability company, a member

By:	R.A. Investment Group, an Illinois general partnership, a member

By:	R.A. Trust #25, a partner

By:	/s/ Marshall E. Eisenberg

Marshall E. Eisenberg, not individually, but solely as Co-Trustee of the above trust